                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                October 7, 1998


                       THE GUARANTEE LIFE COMPANIES INC.
               -------------------------------------------------
            (Exact name of registrant as specified in its charter)


        Delaware                   0-26788                      47-0785066
      -------------             -------------                  ------------
 (State of Incorporation)   (Commission File Number)          (IRS Employer
                                                          Identification Number)



        8801 Indian Hills Drive,
            Omaha, Nebraska                                 68114
       --------------------------                         ---------
 (Address of principal executive offices)                 (Zip Code)


                                (402) 361-7300
                       --------------------------------
             (Registrant's telephone number, including area code)


                                Not applicable
                          --------------------------
         (Former name or former address, if changed since last report)

        Item 5. OTHER EVENTS.

                (a) The registrant issued the following press release on October 7, 1998:


FOR IMMEDIATE RELEASE
---------------------

Company Contact:                        Contact:
----------------                        --------

William L. Bauhard, CFO                 John Lovallo, SVP
The Guarantee Life Companies Inc.       Makovsky & Company
Diane T. Kohout, Director IR            John Menditto, Account Exec.
The Guarantee Life Companies Inc.       Makovsky & Company
(402) 361-2848                          (212) 508-9600


                       THE GUARANTEE LIFE COMPANIES INC.
                  COMMENTS ON EXPECTED THIRD QUARTER EARNINGS

        Omaha, Nebraska, October 7, 1998 -- The Guarantee Life Companies Inc. (Nasdaq: GUAR) today announced that it expects its earnings for the third quarter ending September 30, 1998 to be between $0.20 and $0.24 per diluted share, excluding realized investment gains, versus the mean analyst estimate on First Call of $0.36 per diluted share. For its third quarter 1997, Guarantee Life earned $0.46 per diluted share, excluding realized investment gains. The Company expects to release its third quarter 1998 and nine-month financial results on October 22, 1998.

        Guarantee Life attributes the lower than expected third quarter results primarily to an increase in the incidence of large claims in its group life product line. Robert D. Bates, Chairman and Chief Executive Officer, commented, "During the quarter, our Employee Benefits Division experienced a higher than expected number of large life claims. As we have previously discussed, and as happened this quarter in our group life area, relatively small claim fluctuations in any of our blocks of business can have a significant impact on loss ratios." Mr. Bates continued, "As a result of our earlier pricing actions and disciplined risk management, we have experienced a noticeable improvement in our dental loss ratio during the third quarter, as compared to the first half of the year."


                                    -more-


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        Additionally, the recognition of one-time costs associated with
Guarantee Life's reorganization activities will impact third quarter earnings. Mr. Bates said, "As a result of our continuing efforts to operate as effectively and efficiently as possible, organizational changes were made during September which will reduce annual operating expenses by $2.4 million on a pre-tax basis. We have booked a one-time expense of approximately $440,000, after taxes, for severance arrangements, which negatively affects third quarter earnings by about $0.05 per diluted share." Mr. Bates concluded, "We continually evaluate opportunities within the Company to become more streamlined and competitive in today's marketplace."

        The Guarantee Life Companies Inc. operates through three subsidiaries. Its principal subsidiary is Guarantee Life Insurance Company. The other two subsidiaries are Westfield Life Insurance Company and PFG, Inc., including its principal subsidiary, AGL Life Assurance Company. Guarantee Life markets group life and health insurance products to employers and other groups, and life insurance and annuities to individuals. The principal business operations are conducted in 48 states and the District of Columbia. Insurance coverage and related benefits are provided through more than 315,000 individual and group policies issued to almost 2.0 million customers. Founded in 1901, Guarantee Life is headquartered in Omaha, Nebraska.

        Certain statements contained in this press release, including statements regarding the anticipated development and expansion of the Company's business, the intent, belief, or current expectations of the Company, it's directors, or its officers, primarily with respect to the future operating performance of the Company, and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, uncertainties regarding the market, difficulties inherent in consummating and merging acquisitions, and those risks and uncertainties discussed in filings made by the Company with the Securities and Exchange Commission.


                                     # # #

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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 THE GUARANTEE LIFE COMPANIES INC.


                                 By  /s/ Richard A. Spellman
                                     --------------------------------
                                     Richard A. Spellman, Senior Vice President,
                                     General Counsel and Secretary


                                 October 7, 1998


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